Exhibit 99.1

DisplayLink Corp.

Consolidated Financial Statements for the Year Ended

December 31, 2019 and Independent Auditors’ Report

Report of Independent Auditors

To the Management and Directors of DisplayLink Corp.,

We have audited the accompanying consolidated financial statements of DisplayLink Corp. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of changes in stockholders’ equity, and consolidated statement of cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DisplayLink Corp. and its subsidiaries as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

October 9, 2020

DISPLAYLINK CORP.

Consolidated Balance Sheet as of December 31, 2019

2019
$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	10,532,686
Short term investments	92,199,545
Inventories	5,347,269
Accounts receivable	8,216,615
Current income taxes receivable	2,791,012
Prepaid expenses and other current assets	8,101,970

Total current assets	127,189,097

PROPERTY AND EQUIPMENT – Net	8,393,273
OTHER INTANGIBLE ASSETS – Net	4,410,152
NON-CURRENT DEFERRED TAX ASSET	6,831,413

TOTAL ASSETS	146,823,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	4,249,995
Accrued expenses and other current liabilities	11,267,607

Total current liabilities	15,517,602

Other non-current liabilities	1,423,009

TOTAL LIABILITIES	16,940,611

COMMITMENTS AND CONTINGENCIES (NOTE 14)

STOCKHOLDERS’ EQUITY (NOTE 11)

Common Stock (Nil par value, Authorized 310,300,000 shares; issued 23,267,998 shares)	—
Preferred stock (Nil par value, Authorized 9,500,000 shares; issued 1,378,713 shares)	—
Convertible preferred stock (Nil par value, Authorized 260,868,277 shares; issued 255,910,170 shares)	—
Additional paid in capital	114,045,165
Accumulated retained earnings	19,101,397
Accumulated other comprehensive loss	(3,263,238)

TOTAL STOCKHOLDERS’ EQUITY	129,883,324

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	146,823,935

See accompanying notes to these consolidated financial statements

DISPLAYLINK CORP.

Consolidated Statement of Operations for the year ended December 31, 2019

2019
$
Net revenues	93,664,289

Cost of sales	(21,751,420)

Gross profit	71,912,869

OPERATING EXPENSES
Research and development	(54,030,889)
Sales and marketing	(7,850,305)
General and administrative	(12,919,984)
Amortization of intangible assets	(2,550,234)

Loss from operations	(5,438,544)

Interest and other income	2,691,731

Foreign currency exchange gains	3,094,147

Net income before income taxes	347,334

Income tax benefit	238,847

Net income	586,181

Consolidated Statement of Comprehensive Income for the year ended December 31, 2019

2019
$
Net income	586,181
Currency translation adjustment, net	(12,384)

Total comprehensive income	573,797

See accompanying notes to these consolidated financial statements

DISPLAYLINK CORP.

Consolidated Statements of Changes in Stockholders’ Equity

Year Ended December 31, 2019

	Convertible Preferred Stock									Preferred Stock	Additional Paid-in Capital Amount	Accumulated retained earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock	Series A	Series B	Series B-1	Series B-2	Series C	Series C-1	Series D	Series D-1	Series D-2
	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
BALANCE – December 31, 2018	23,732,464	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	82,973,646	18,515,216	(3,250,854)	98,238,008

Net income	—	—	—	—	—	—	—	—	—	—	—	586,181		586,181

Currency translation adjustment, net	—	—	—	—	—	—	—	—	—	—	—		(12,384)	(12,384)

Company repurchase of common stock	(464,476)	—	—	—	—	—	—	—	—	—	(3,563)	—	—	(3,563)

Stock based compensation expense, including $nil reduction of related tax benefits	—	—	—	—	—	—	—	—	—	—	31,075,082	—	—	31,075,082

BALANCE – December 31, 2019	23,267,988	7,081,042	24,907,134	38,698,189	13,726,901	51,377,889	36,900,369	47,824,830	35,393,816	1,378,713	114,045,165	19,101,397	(3,263,238)	129,883,324

See accompanying notes to these consolidated financial statements

DISPLAYLINK CORP.

Consolidated Statement of Cash flows for the year ended December 31, 2019

2019
$
CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME	586,181
Adjustments to reconcile net income from operations to cash provided by operating activities:
Depreciation	2,067,761
Amortization	2,550,234
Net loss on disposal of property and equipment	679,900
Stock-based compensation	31,075,082
Fair value revaluation of warrants	(616,654)
Interest earned on short term investments	159,773
Unrealized foreign exchange gains	(2,561,112)
Deferred tax asset movement	(2,303,614)

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net	(526,190)
Accounts receivable	1,697,432
Current income tax receivable/liability	(4,450,932)
Prepaid expenses and other non-current and current assets	(5,108,503)
Accounts payable	2,116,424
Accrued expenses and other liabilities	48,438

NET CASH PROVIDED BY OPERATING ACTIVITIES	25,414,220

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,576,886)
Purchase of intangible assets	(3,158,257)
Purchases of short term investments	(185,311,382)
Maturities and sales of short term deposits	171,500,000

NET CASH USED IN INVESTING ACTIVITIES	(23,546,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Company repurchase of common stock	(3,563)
NET CASH USED IN FINANCING ACTIVITIES	(3,563)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(42,021)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,822,111

CASH AND CASH EQUIVALENTS
At beginning of year	8,710,575

At end of year	10,532,686

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest received	2,234,848

Polish net tax payments	65,699

See accompanying notes to these consolidated financial statements

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

1.	ORGANIZATION AND OPERATION OF THE COMPANY

DisplayLink Corp. was incorporated in the State of Washington on June 27, 2003, under the name Newnham Technology, Inc. and subsequently changed its name to DisplayLink Corp. on November 2, 2006. The first stock certificates for the founder shares were issued on December 16, 2003.

DisplayLink Corp. and its wholly owned subsidiaries (“the Company”) is a leading fabless semiconductor and software provider whose products enable any device (mobile, tablet, PC) to connect to any display using standard interfaces such as USB, Wi-Fi and Ethernet. The Company’s solutions benefit from changing trends in the enterprise IT market such as growth of mobile devices, the consumerization of IT, the emergence of bring your own device (“BYOD”) and the increasing use of multi-screen computing. In addition, the Company’s technology is currently being extended to meeting room solutions and mobile entertainment. The Company operates on a worldwide basis through its wholly owned and controlled UK and Polish subsidiaries and the majority of its turnover is with the original design manufacturers (ODM’s) and distributor customers in Asia.

2.	IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Revenue Recognition— In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers”. In order to determine the appropriate amount of revenue to be recognized, entities should identify the contract(s) with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the price to the performance obligations and then recognize revenue when the entity satisfies a performance obligation. This guidance is effective for the Company beginning in fiscal year 2019.

The Company adopted the new standard on January 1, 2019 on a modified retrospective basis. The adoption of ASC 606 has not resulted in any change to the accounting for sales revenue.

Leases— In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). This guidance revises existing practice related to accounting for leases under ASC Topic 840 Leases (“ASC 840”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. The lease liability will be equal to the present value of lease payments and the right-of-use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. For income statement purposes, the new standard retains a dual model similar to ASC 840, requiring leases to be classified as either operating or finance. For lessees, operating leases will result in straight-line expense (similar to current accounting by lessees for operating leases under ASC 840). In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an additional transition method that allows entities to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption without restating prior periods. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and early adoption is permitted. The Company intends to adopt the requirements of the new standard via a cumulative-effect adjustment without restating prior periods. The Company is quantifying the impact that this standard has on its leases however, the expectation is that the standard will have a material impact on our consolidated balance sheet but will not have a significant impact on our condensed consolidated statements of income or cash flows. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation— The consolidated financial statements and accompanying notes are prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America.

These financial statements were prepared on the going concern basis.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Basis of Consolidation — The consolidated financial statements include the financial statements of DisplayLink Corp. and its wholly owned subsidiaries DisplayLink (UK) Limited and DisplayLink (Poland) Sp z.o.o. All intercompany accounts and transactions have been eliminated on consolidation.

Use of Estimates—Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates these estimates and judgments on an on-going basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for the making of judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Items subject to such estimates and assumptions includes the valuation of shares and share options issued to employees and non-employees for the purposes of determining the amount of expense to be recognized in the statement of operations as the shares of the Company are not readily marketable and the recognition of deferred tax assets which depends on our generating sufficient U.S. and certain foreign taxable income in future years to obtain a benefit from the utilization of those deferred tax assets on our tax returns. Accordingly, the amount of deferred tax assets considered realizable may increase or decrease when we reevaluate the underlying basis for our estimates of future U.S. and foreign taxable income. Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Credit Risk—The Company’s receivables are concentrated in a relatively few number of customers, most of whom are based in Asia, and as a result, the Company maintains individually significant receivable balances with these customers. If the financial condition or operations of these customers deteriorate substantially, the Company’s operating results could be adversely affected. In addition, the Company performs periodic evaluations of its customers’ financial condition, but generally does not require collateral for sales on credit. The Company’s historical credit losses have been minimal and well within management’s expectations and the carrying value of the Company’s accounts receivable approximates fair value.

In 2019, 7 customers accounted for 97% of revenues, with 3 customers accounting for 40%, 23%, and 20% of revenues. As of December 31, 2019, 3 customers accounted for 39%, 25%, and 15% of net accounts receivable. Therefore, a significant change in the liquidity or financial position of any of these customers could make it more difficult for the Company to collect its accounts receivable.

Financial instruments that potentially subject the company to concentration of credit risk consist of cash and short term investments. The Company deposits cash with credit worthy financial institutions. The Company has not experienced losses to date on its deposits of cash, and accordingly believes minimal credit risk exists.

Cash and Cash Equivalents—The Company considers all short-term, highly liquid investments with an original maturity of less than three months at the time of purchase to be cash equivalents. Cash and cash equivalents consist of funds held in checking and money market accounts.

Short Term Investments — These comprise deposits held with banks with original maturities of three months or more but less than one year when purchased. All of the Company’s short-term investments are classified as investments which are recorded at amortized cost, which approximates to fair value.

Fair Value of Financial Instruments - The carrying values of the Company’s financial instruments and short term investments approximate their fair values due to the short period of time to maturity or repayment. Our financial assets and liabilities are valued using market prices on less active markets (Level 2) and also at fair value without observable market values, which requires a high level of judgment (Level 3).

Warrant liabilities represent freestanding warrants and other similar instruments that are outstanding and exercisable into Company’s convertible preferred stock at the option of the warrant holder, which are

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

redeemable. The warrants are subject to re-measurement at each balance sheet date and any changes in fair value are recognized in the Consolidated Statement of Operations as a component of Interest and other income / (expense). The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event.

Revenue Recognition—The Company’s product revenues consist of sales of ASIC (application specific integrated circuit) chips to original design manufacturers (ODMs) and distributors, located throughout the world, but primarily in Asia. The Company considers customer purchase orders, which in most cases are governed by customer sales agreements, to be the contracts with a customer. The customer sales agreements, which are derived from a single master sales agreement, stipulate that all product shipments are made on ex-works terms from our logistics warehouse in Hong Kong, and it is at the point that shipment is made on this basis that revenue is recognised. A further consideration in determining whether recognition is appropriate is the customer’s ability to pay. Robust procedures are in place such that payment from customers at the future due date is probable. Furthermore, no recent history of bad debt losses exists within the company. In 2019 99.8% of sales made were to ODMs and distributors located in Asia.

The Company recognizes revenue from product sales when obligations under the terms of a contract with the customer are satisfied; generally, this occurs with the transfer of control of the goods to customers. These contracts with customers consist of the supply of product which represent single performance obligations that are satisfied upon transfer of control of the product to the customer at a point in time.

The length of payment terms varies by customer, but none extend beyond 60 days, and the default terms are 30 days.

The Company has no significant history of product returns with trivial amounts being returned, and as such no provision has been made for such matter.

No significant judgments or estimates are typically required when accounting for revenue.

Contract assets and liabilities – The Company normally does not have contract assets, which are primarily unbilled accounts receivable that are conditional on something other than the passage of time. Where the Company has invoiced the customer but either not fulfilled its contracted obligations or has not transferred the control of the product to the customer, revenue is deferred and included within contract liabilities on the balance sheet.

Shipping and handling costs - The Company records costs related to shipping and handling of products in cost of sales.

Property and Equipment—Property and equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repair cost are charged to expense as incurred. The useful lives of the Company’s property and equipment are set out below:

Computer equipment	-	2 years straight line
Computer software	-	3 years straight line
Furniture and equipment	-	4 years straight line
Production tooling	-	3 years straight line
Leasehold improvements	-	Over the shorter of the remaining useful life of the lease or the life of the leasehold improvement

Intangible Assets – ASC 350, Intangibles – Goodwill and Other, requires that intangible assets are amortized over their respective estimated useful life (this is 3 years for all current intangible assets) and reviewed for impairment in accordance with ASC 360, Property, Plant and Equipment, whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Inventories – Inventories are stated at the lower of cost and net realizable value on a first-in, first-out basis. Cost is comprised of direct materials, direct labor costs and allocated overheads that have been incurred in bringing the inventories to their current location and condition. Net realisable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. The Company provides for obsolete inventory based on its forecast demand, which takes into account the outlook on uncertain events such as market and economic conditions, technology changes and new product introductions.

Impairment of Assets – The Company evaluates long-lived assets (including finite-lived intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. An asset or asset group is considered impaired if its carrying amount exceeds the future undiscounted net cash flows that the asset or asset group is expected to generate. If an asset or asset group is considered to be impaired, the impairment to be recognized is calculated as the amount by which the carrying amount of the asset or asset group exceeds its fair market value. Estimates of future cash flows attributable to our long-lived assets require significant judgment and are based on our historical and anticipated results and are subject to many factors. Factors considered important which could trigger an impairment review include significant negative industry or economic trends, significant loss of customers and changes in the competitive environment. There were no triggering events that would require us to perform long-lived assets impairment analysis in the year ended December 31 2019.

Research and Development—The Company accounts for software development costs in accordance with ASC 985, Software, under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. During the year ended December 31, 2019, all software development costs were charged to research and development expense in the Consolidated Statement of Operations as all costs were incurred prior to the establishment of technological feasibility.

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, payroll taxes, employee benefits, materials, supplies, depreciation on and maintenance of research equipment, the cost of services provided by outside contractors, and the allocable portions of facility costs, such as rent, utilities, insurance, repairs and maintenance, depreciation, and general support services.

From time to time the Company acquires licenses to patented technology for use in the development of future products. These acquired licenses are capitalized providing that they have alternative future uses. To meet the criteria of alternative future use, it should be reasonably expected (greater than a 50% chance) that the Company will use the asset acquired in the alternative manner and anticipates economic benefit from that alternative use; and the Company’s use of the asset acquired is not contingent on further development of the asset subsequent to the acquisition date (that is, the asset can be used in the alternative manner in the condition in which it existed at the acquisition date).

Operating Leases – The Company recognizes rent expense on a straight line basis over the term of the lease. The difference between rent expense and rent paid is recorded as accrued rent in accrued expenses and other current liabilities within the consolidated balance sheet.

Foreign Currency Translation and Transactions—The functional currency of the Company’s UK subsidiary, DisplayLink (UK) Limited, is US dollars, and that of the Company’s Polish subsidiary, DisplayLink (Poland) Sp z.o.o., is Polish Zloty, the local currency. Assets and liabilities are translated into US dollars at the rate of exchange existing at the balance sheet date. Income statement amounts are translated into US dollars at the average exchange rates for the period. Changes resulting from translation adjustments are included as a component of accumulated other comprehensive income in the accompanying Consolidated Balance Sheets. Foreign currency transaction gains and losses are included in the Consolidated Statement of Operations. The consolidated financial statements are reported in US Dollars.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Advertising and sales promotion costs – These costs are expensed as incurred.

Income Taxes—The Company accounts for income taxes using the asset and liability method, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carry-forwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws; the effects of future changes in tax laws or rates are not anticipated.

The Company operates in various tax jurisdictions and is subject to audit by various tax authorities. The Company follows the provisions of ASC 740-10 “Accounting for Uncertainty in Income Taxes”, that prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. Changes in facts and circumstances could result in material changes to the amounts recorded for such tax contingencies (see Note 10).

Stock-Based Compensation—ASC 718 Compensation – Stock Compensation requires the cost resulting from all share-based payment transactions to be recognized in the financial statements. ASC 718 established fair value as the measurement objective in accounting for share-based payment arrangements and requires companies to apply a fair value based measurement method in accounting for share-based payment transactions with employees.

The fair value of stock options is determined as of the grant date using the Black-Scholes valuation model. Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight line method under ASC 718.

Comprehensive Income—As defined by ASC 220-10, comprehensive income includes all changes in equity during a period from non-owner sources, including foreign currency translation gains and losses arising from the translation of financial statements of overseas subsidiaries.

Pension Schemes—The Company operates a defined contribution savings plan in the U.S. which qualifies under Section 401(k) of the Internal Revenue Code. The UK subsidiary operates a defined contribution pension scheme for its employees, the assets of which are held separately from those of the Company. There is no intention to terminate either of these schemes. Annual contributions are charged to the Consolidated Statement of Operations. The amount contributed in the year ended December 31, 2019 was $2,033,521.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

4.	FAIR VALUE MEASUREMENTS

The table below presents the Company’s assets and liabilities measured at fair value on a recurring basis as at December 31, 2019 and December 31, 2018.

	As at December 31, 2019

	Level 2 $	Level 3 $	Total $
Financial Assets

Short term investments – bank deposits	92,199,545	—	92,199,545

Total Financial Assets	92,199,545	—	92,199,545

Financial Liabilities

Preferred stock warrants	—	2,122,607	2,122,607

Total Financial Liabilities	—	2,122,607	2,122,607

The carrying values of the Company’s financial instruments, including cash equivalents and short term investments approximate their fair values due to the short period of time to maturity or repayment. Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The current accounting guidance for fair value measurements defines a three-level valuation hierarchy for disclosures as follows:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Short term investments are comprised of bank deposits with maturities of up to 1 year. Because of this, the carrying amounts of the Company’s short term investments approximate fair value, and these are level II financial instruments. The value at December 31, 2019 was $92,199,545.

Warrants for preferred stock are valued using the Black Scholes model (see note 12 for more details). These financial instruments are considered a level III measurement. The value at December 31, 2019 was $2,122,607, with unrealized gains recognized in earnings as interest income.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

2019
$
Computer equipment	7,235,315
Computer software	165,885
Production tooling	4,813,054
Leasehold improvements	4,128,740
Furniture and equipment	1,567,548

Property and equipment, at cost	17,910,542
Less accumulated depreciation	(9,517,269)

Property and equipment, net	8,393,273

The depreciation charge for the year ended December 31, 2019 was $2,067,761.

At December 31, 2019 there was $1,213,047 of additions to property and equipment, net included within accrued expenses, of which $573,600 was production tooling and $639,447 was leasehold improvements.

6.	OTHER INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	Cost	Amortization	Net Intangibles
	$	$	$
Balance at December 31, 2018	13,866,904	(7,693,085)	6,173,819

Additions in the year	786,567		786,567
Amortization Charge	—	(2,550,234)	(2,550,234)

Balance at December 31, 2019	14,653,471	(10,243,319)	4,410,152

Intangible assets relating to intellectual property rights acquired from third parties are capitalized and amortized over the useful economic lives of the respective license agreements, being 3 years. The company determined that these intangible assets had alternative future use at the time of the purchase and thus met the capitalization criteria. The amortization charge in the year ended December 31, 2019 was $2,550,234. The amortization expense is estimated to be $2,324,323 for the year ending December 31, 2020, $2,009,760 for the year ending December 31, 2021 and $76,069 for the year ended December 31, 2022.

A number of intangible assets were acquired through long term purchase agreements. At December 31, 2019, $3,320,361 remained outstanding on such agreements.

7.	INVENTORIES

Inventories consist of the following:

2019
$
Finished goods	2,703,095
Work in progress	271,823
Raw materials	2,372,351

5,347,269

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

8.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

		2019
		$
Accrued payroll and compensation		1,630,295
Rebate provision		1,756,004
Flexible spending account non-capital liabilities		2,144,485
Other liabilities		918,507
Other accrued expenses		2,348,708
Fair value of preferred stock warrants	Note 11	2,122,607
Income tax liability	Note 10	347,000

		11,267,607

The movement in the year of the liability relating to fair value of preferred stock warrants is as follows:

$
Fair value at December 31, 2018	2,739,261
Change in fair value recorded in interest expense	(616,654)

Fair value at December 31, 2019	2,122,607

9.	NON-CURRENT LIABILITIES

Non-current liabilities consist of the following:

2019
$
Other liabilities	1,423,009

1,423,009

The Other Liabilities balance relates to the long-term portion of the extended credit liability associated with purchase of IP in connection with the development of integrated circuits. The short-term element of this liability is included within other liabilities in Note 8 (Accrued expenses and other current liabilities). The total liability at December 31, 2019 is $3,320,361.

10.	INCOME TAXES

Net income before income taxes consisted of the following:

2019
$
United States	84,228
Foreign	263,106

Net income before income taxes	347,334

The following is a summary of the significant components of income tax benefits attributable to current operations.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

2019
$
Research and development tax credits	1,229,758
Income tax charge as a result of GILTI rules	(3,228,826)
Foreign income tax	(65,699)
Deferred tax	2,303,614

Income tax (expense)/benefit, net	238,847

During 2019, the focus on research and development continued and a taxable loss is expected, thus resulting in a tax receivable balance of $2,791,012 in the consolidated balance sheet. This represents the 2018 and the 2019 receivable balances of which the 2018 balance was received in early 2020.

The income tax liability of $347,000 relates to Federal income tax payable as a result of the new “GILTI” rules enacted in late 2017 as part of the Tax Cuts and Jobs Act. The tax is payable in respect of the Company’s GILTI profits, which is its pro rata share of its non-US subsidiaries’ aggregate net tested income over a 10% return on tangible fixed assets of those entities, both of which are determined under US tax principles. A deduction of 50% of that amount is allowed in calculating the Company’s taxable income. During 2019 the majority of the charge of $3,228,826 was paid in installments during the year.

The income tax benefit differs from the federal statutory rate as follows:

2019
$
Provision at U.S. federal statutory tax rate	72,940
Non-deductible share based compensation charge	6,525,767
GILTI rate differential	(3,299,354)

Foreign R&D tax credit	(1,299,758)

Movement in deferred tax asset	(2,303,614)

Other differences	(4,828)

Income tax benefit	(238,847)

The following is a summary of the significant components of the Company’s net deferred tax assets:

2019
$
Deferred tax assets:

Net operating loss carry forwards	4,310,256
Timing differences on share based payment charges	3,331,005
Total deferred tax assets	7,641,261

Deferred tax liabilities:

Fixed assets and other	(809,848)

Total deferred tax liabilities	(809,848)

Less: Valuation allowance	—

Net deferred tax assets	6,831,413

The Company assesses whether a valuation allowance should be established against its deferred tax asset based on the consideration of all evidence, both positive and negative, using a “more likely than not” standard.

The gross total deferred tax balance at December 31, 2019 comprised $NIL for DisplayLink Corp, and $6,831,413 for the UK subsidiary. No valuation allowance was applied to either the asset for DisplayLink Corp or for the UK subsidiary, as utilisation of the net operating losses in full is foreseen as more likely than not.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

The assumed tax rates for the purposes of calculating deferred tax are 21% - US Federal tax rate, 17% UK corporation tax rate (for net operating loss carry forwards) and 10% UK patent box rate (for timing differences on share based payment charges).

As of December 31, 2019, the Company had no US federal net operating losses (NOLs). The Company has foreign net operating loss carry-forwards of $25,354,448 which have no expiration date, although there are some limitations in their use. The UK NOLs are not subject to reduction provided the UK company continues in the same line of business.

The Company is subject to taxation in the United States, UK and Poland. In the United States, the tax years from 2013 to 2018 are still open for investigation by the Federal tax authorities, and the tax years from 2015 to 2018 are still open for the California tax authorities. In the UK the tax years 2018 to 2019 are still open for investigation by the tax authorities. In Poland, the tax years 2017 to 2019 are still open for investigation by the tax authorities.

The Company is not currently under examination by any tax authorities and there are no positions for which it is reasonably possible that could cause unrecognized tax benefits (UTB) to significantly increase. During 2019, the Company was charged a penalty of $126,536 due to failure to pay proper estimated US tax on time relating to the tax year 2018. The company disputes this penalty and has filed a response with the IRS. In addition it overpaid US tax by $247,779 relating to the 2018 tax year due to a difference between estimated and actual tax returns. The US tax payments relating to the 2019 tax year were reduced taking into account the overpayment less the penalty. No further taxation interest or penalties have been incurred in either of the years ending December 31, 2019 or 2018.

Within the US, the Company is subject to taxation in California. It has carried out analysis of whether it is likely to be subject to taxation in any other states and has concluded that it is more likely than not that it is not subject to tax in any other states.

11.	STOCKHOLDERS’ EQUITY

Common Stock — The Company has authorized the issuance of up to 331,900,000 shares of common stock. As of December 31, 2019, the Company had issued 23,267,988 shares of common stock. The holder of each share of common stock had the right to one vote for each such share and is entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Company. There are no redemption rights.

Preferred Stock— As of December 31, 2019, the Company’s preferred stock consisted of the following:

	Shares	Issued and	Liquidation
	Authorized	Outstanding	Amount ($)
Series D-2	9,500,000	1,378,713	—

Balance - December 31, 2019	9,500,000	1,378,713	—

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Convertible Preferred Stock— As of December 31, 2019, the Company’s preferred stock consisted of the following:

	Shares	Issued and	Liquidation
	Authorized	Outstanding	Amount ($)
Series A	7,081,042	7,081,042	2,605,115
Series B	24,907,134	24,907,134	6,000,129
Series B-1	38,698,189	38,698,189	13,250,260
Series B-2	13,726,901	13,726,901	4,700,091
Series C	51,377,889	51,377,889	27,250,832
Series C-1	37,177,122	36,900,369	8,000,000
Series D	52,506,184	47,824,830	41,473,694
Series D-1	35,393,816	35,393,816	30,693,517

Balance - December 31, 2019	260,868,277	255,910,170	133,973,638

Warrants — During the year ended December 31, 2010, immediately after and in connection with the loan agreement (since repaid in full) which was signed between the UK subsidiary and Western Technology Investment (“WTI”), warrants were issued to each of the two WTI funds that were going to lend to the UK subsidiary. The warrants entitled each fund to purchase 1,245,387 shares in the Preferred stock of the Company (either the C-1 preferred stock round or the next preferred stock round at option of WTI).

The total for the two WTI funds is 2,490,775. The warrants can be exercised at any time up to 1 March 2021 (expiration date), giving the warrants a contractual life of 10 years, 5 months.

The initial fair value of these warrants was estimated as $233,137 based on the Black-Scholes pricing model. As of December 31, 2019, the warrants have been revalued at a fair value of $2,122,607. Fair values are calculated using a Black Scholes pricing model, with inputs as follows: -

2019
Market value of underlying stock	$1.0650
Exercise price	$0.217
Risk free interest rate	1.59%
Expected dividend yield	—
Expected life (in years)	1.2
Expected volatility	40.0%

Rights and preferences—The rights and preferences of the outstanding Series A, Series B, Series B-1, Series B-2, Series C, Series C-1, Series D and Series D-1 (“Limited Series Preferred”) and Series D-2 preferred stock are set out in the Company’s Amended and Restated Articles of Incorporation (the “Articles”) dated August 12, 2019 and are given in summary only below:

a.

Voting Rights—The holders of each Limited Series Preferred has the right to one vote for each share of common stock into which such Series Preferred could be then converted, and with respect to such vote, such holder has the full voting rights and powers of the holders of common stock.

b.

Dividends—Other than dividends on shares of common stock payable in shares of common stock, no dividends may be declared on any class or series of capital stock unless the holders of the then outstanding Series A, Series B, Series B-1, Series B-2, Series C and Series C-1 Preferred stock also

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

partake in the same dividend distribution. The value of the dividend payable to these Preferred stock holders is determined by the nature of the dividend being declared and the conversion rights attached to the Series Preferred. No dividends shall be accrued or payable on shares of Series D, Series D-1 or Series D-2 Preferred Stock.

c.

Conversion—The Limited Series Preferred are convertible into common stock at any time at the option of the holder. The conversion is calculated by dividing the original issue price by a conversion price, to be determined at the time of conversion. Initially the conversion price is the original issue price for each of the Limited Series Preferred stock.

There are provisions in the Articles of Incorporation for adjustment to the applicable conversion price in the event of certain dilutive issuances, splits and combinations (including the issuance of options to purchase or rights to subscribe for common stock) where shares of common stock are issued without consideration or for consideration per share less than the conversion price in place immediately prior to the issuance of additional stock.

d.

Automatic Conversion—There will be an automatic conversion of the Limited Series Preferred, at the conversion rate then applicable, in the event of a sale of the Company’s common stock by public offering, providing that a) the valuation of the Company is at least $175,000,000 (provided however that in the event the Warrant is exercised, in part or in full, $175,000,000 shall be increased by the aggregate consideration received by the corporation pursuant to the exercise of the Warrant) immediately prior to the closing of the public offering and total proceeds (net of underwriting discounts and commissions) is at least $35,000,000 and b) the shares are subsequently primarily traded on the NASDAQ Stock Market’s National Market, the New York Stock Exchange, the London Stock Exchange or another comparable exchange approved by the board of directors. There will also be an automatic conversion of the Limited Series Preferred, at the conversion rate then applicable, upon written agreement or consent of at least 60% of the outstanding shares of the Limited Series Preferred (voting as a single series and on an as-converted to Common Stock basis), provided that the Series D and Series D-1 Preferred stock shall not be converted without the approval of at least 60% of the holders of Series D and Series D-1 Preferred stock (counted together as a single series and on an as-converted to Common Stock basis).

e.

Liquidation Preference—A liquidation event is defined in the Articles and broadly includes a) the sale or transfer of substantially all of the assets of the consolidated Company, b) the merger or consolidation of the consolidated Company, or c) the liquidation or winding up of the Company.

In the event of a liquidation event whose value is less than the amount invested by the Series D and Series D-1 stock holders (~$18.6 million), the holders of Series D and Series D-1 preferred stock will share ratably in the net proceeds in proportion to the amounts originally invested.

In the event of a liquidation event which is greater than $18.6 million, but less than an amount equal to the liquidation preference for the series D and Series D-1 preferred stock (i.e. four times the amount invested) divided by 85% (~$87.4 million), the holders of Series D and Series D-1 preferred stock shall be entitled to an amount which linearly trends from the original amount invested at the lower end of this range, to the liquidation preference amount at the upper end of the range. The holders of series D-2 preferred stock are entitled to the balance of the proceeds (i.e. 15%).

In the event of a liquidation event whose value is more than $87.4 million, a) the holders of Series D and Series D-1 preferred stock then outstanding shall be entitled, ahead of all other classes of stock, to payment of an amount equal to four times the subscription price of the Series D and Series D-1 preferred stock, b) the holders of Series D-2 preferred stock shall be entitled, ahead of all classes of preferred stock except Series D and Series D-1, and ahead of common stock holders, to payment of an amount equal to 15% of the net proceeds, c) the remaining assets legally available for distribution to the Corporation’s shareholders shall be distributed among the holders of the Series A, Series B, Series B-1, Series B-2, Series C, Series C-1 preferred stock and Common Stock, pro rata, based on the number of shares of Common Stock held by each (assuming conversion of all such shares into Common Stock at the then applicable Conversion Rates).

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

f.	Redemption—The Series A, Series B, Series B-1, Series B-2, Series C, Series C-1 and Series D-2 preferred stock are not redeemable.

Provided that the Company has sufficient funds available for the purpose, and subject to the approval of at least 60% of the holders of Series D and Series D-1 preferred stock, the holders of Series D and Series D-1 preferred stock have the right to redeem their stock at a price equal to the original issue price, plus any declared but unpaid dividends thereon, in 3 annual instalments, commencing 60 days after receipt by the Company, at any time on or after August 28, 2017, of a notice to redeem. In addition, the holders of Series D and Series D-1 preferred stock may redeem all their stock at any time in the event of a) failure by the Company to redeem the Series D and Series D-1 preferred stock in accordance with the above, b) execution of definitive agreements for the sale or merger of the Company, c) a breach of any covenants set out in the documents executed at the time of the completion of the purchase of Series D and Series D-1 preferred stock d) errors in the representations and warranties given at the time of the completion of the purchase of Series D and Series D-1 preferred stock, or e) any voluntary, involuntary insolvency, bankruptcy, receivership or acceleration of material third party obligations or similar.

12.	STOCK COMPENSATION

The purpose of the Company’s various share-based compensation plans is to attract, motivate, retain, and reward high-quality employees, directors, and consultants by enabling such persons to acquire or increase their proprietary interest in our stock in order to strengthen the mutuality of interests between such persons and our stockholders and to provide such persons with annual and long-term performance incentives to focus their best efforts on the creation of stockholder value. Consequently, the Company determines whether to grant share-based compensatory awards subsequent to the initial award for its employees and consultants primarily on individual performance. The Company’s share-based compensation plans with outstanding awards consist of: -

a.	2004 Enterprise Management Incentive Share Option Scheme (the “EMI Plan”) and 2004 Stock Plan

b.	DisplayLink Corp EMI and Unapproved Share Options Plan 2012 and the 2012 Stock Plan (together the 2012 Stock Plans)

c.	DisplayLink Corp EMI and Unapproved Share Options Plan 2015 and the 2015 Stock Plan (together the 2015 Stock Plans).

On March 9, 2004, the Board of Directors approved the 2004 Enterprise Management Incentive Share Option Scheme (the “EMI Plan”). The EMI Plan permits the issuance of United Kingdom incentive and stock options to employees, and directors. The exercise price per share for a stock option will normally be at least the fair market value of a share of stock on the effective date of grant of the option. Options granted will vest over not more than 4 years from the date of grant and expire in not more than 10 years from the date of grant.

The 2004 Stock Plan permits the issuance of U.S. incentive and stock options to employees, consultants and directors. The exercise price per share for an incentive stock option must be at least the fair market value of a share of stock on the effective date of grant of the option. Options granted vest over 4 years and expire in not more than 10 years from the date of grant.

On March 2, 2012, the Board of Directors approved the DisplayLink Corp EMI and Unapproved Share Options Plan 2012 and the 2012 Stock Plan (together the 2012 Stock Plans). These plans permit the issuance of incentive and stock options to employees, consultants and directors. The exercise price per share for an incentive stock option must be at least the fair market value of a share of stock on the effective date of grant

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

of the option. Options granted vest over 4 years, are only exercisable in the event of a change in control and expired in September 2018. In the event of such a change of control, there is a one-year acceleration of vesting. It is a pre-condition that holders of 2004 EMI Plan and 2004 Stock Plan share options had to forfeit such options in order to be granted options in these new plans. In September 2018, just before the original expiry date of these options, the expiry dates of the majority of options were extended to September 2025.

In July and August 2019 respectively, the Board and shareholders passed resolutions that have effect to the following:

(i)

they amended the exercise conditions of the 2012 Stock Plans to allow all current employee/service providers who have had continuous employment or service in excess of five years to be able to exercise from time to time, depending on their length of service in excess of five years, some or all of their stock options/shares of restricted stock, and

(ii)

they also amended the exercise conditions of the 2012 Stock Plans to allow for all share awards to become additionally exercisable in the event of an initial public offering for the sale of the Company’s shares of common stock in a firm commitment underwritten public offering where the pre-money valuation of the Company is at least the sum of $200,000,000 and

(iii)

an arrangement in the form of a legally binding contract between the Company and each of the holders of D2 Options who are UK taxpayers (“UK D2 Holders”) for such UK D2 Holders to be reimbursed for all or a portion of the taxes that would not have applied to the D2 Shares if the D2 Options had remained EMI compliant in accordance with the following terms:

a.

Each UK D2 Holder will be reimbursed for the amount of the difference between (i) the amount that such UK D2 Holder would have paid in UK taxes had the EMI status of these options not been lost, and (ii) the amount of the UK taxes that such UK D2 Holder would now pay, assuming no increase in the taxation of non-EMI qualified shares after July 17, 2019, Each UK D2 Holder will also be reimbursed for taxes (i.e. the payment from the Company will be grossed up), so that the UK D2 Holder suffers no tax losses from such reimbursement.

b.

There will be an absolute limit of $45 million on the Company’s total obligation under the Plan (including the cost of all employer’s national insurance arising both on the exercise of options, and also on grossed up compensation payments made under the Plan),

c.

Reimbursement under the Plan shall only be available to a UK D2 Holder if such UK D2 Holder meets all of the following criteria: (i) the D2 Option held by such UK D2 Holder is exercised on a change in control or on or after an IPO; (ii) the UK D2 Holder is an employee on the date of exercise, or the UK D2 Holder’s employment has terminated by death or disability, or the Board determines that due to exceptional circumstances the UK D2 Holder should be entitled to reimbursement under the Plan; (iii) no other event having occurred, between the date on which the Plan is adopted and the date the D2Option held by the UK D2 Holder is exercised, which would (had the option retained its favorable tax status as a qualifying EMI option) have resulted in the loss of that status; and (iv) the D2 Option is exercised no later than the earlier of ten years after its grant or its expiry date (currently 2025).

On May 1, 2015, the Board of Directors approved the DisplayLink Corp EMI and Unapproved Share Options Plan 2015 and the 2015 Stock Plan (together the 2015 Stock Plans). These plans permit the issuance of incentive and stock options to employees, consultants and directors. The exercise price per share for an incentive stock option must be at least the fair market value of a share of stock on the effective date of grant of the option. Options granted vest over 4 years, are only exercisable in the event of a change in control and expired in September 2018. In the event of such a change of control, there is a one-year acceleration of vesting for all options granted before April 2018.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

In August 2019, the shareholders amended the exercise conditions of the 2015 Stock Plans to allow all current employee/service providers who have had continuous employment or service in excess of five years to be able to exercise from time to time, depending on their length of service in excess of five years, some or all of their stock options/shares of common stock. Under US GAAP, this change is deemed to be a modification. A modification is deemed to have taken place if there is a change in the vesting conditions. In this case, the previous performance condition, namely that a share option can only be exercised on a change in control, has been replaced by a service condition, namely that a share option may now be exercised by the option holder provided that the requisite service period has been served as governed by eligible vested portion rules. Although the likelihood of any option holder exercising before a change in control event is considered extremely unlikely, as, in the case of a 2012 Stock Plan option holder, he or she would need to put the Company in funds for the substantial payroll taxes that would arise on exercise, because the requirement is within the option-holder’s control, this is a non-vesting condition and should not be taken into account in determining whether a modification has taken place.

Therefore, the Company has recognized a charge of $31,075,082 in the Consolidated Statement of Operations, representing the incremental fair value of the vested options at the modification date in August 2019 versus their original fair value measured at grant date. The revised fair value of D2 options was calculated using the Black-Scholes option pricing model, with inputs as follows: -

Exercise price	$0.006 – $0.287
Risk free interest rate	1.40%
Expected dividend yield	—
Expected life (in years)	4 years
Expected volatility	40%

Using these inputs, the revised fair values of D2 stock options ranged from $4.38 to $4.65.

In addition, the Board and shareholders also amended the exercise conditions of the 2015 Stock Plans to allow for all share awards to become additionally exercisable in the event of an initial public offering for the sale of the Company’s shares of common stock in a firm commitment underwritten public offering where the pre-money valuation of the Company is at least the sum of $200,000,000.

The Company has computed the value of all options granted during the year ended December 31, 2019. These new options were valued using the Black-Scholes option pricing model, with inputs as follows: -

	2019 (Common)	2018 (Common)	2019 (Series D2)
Exercise price	$0.00 – $1.25	$0.00 - 1.25	$0.0062
Risk free interest rate	1.61-2.52%	2.32 – 2.62%	2.54%
Expected dividend yield	—	—	—
Expected life (in years)	4 years	1 year	2 years
Expected volatility	40%	45%	40%

Expected volatility was determined based on using an average for comparable publicly traded companies (40%). The expected term of the options represents the period of time that options are expected to be outstanding. The risk-free rates are based upon the typical yields achieved for Treasury Stock with a maturity of 4 years.

Using the Black-Scholes valuation method, the total fair value of options granted during the year ended December 31, 2019 was $2,866,091.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

A summary of option activity under all stock plans for the period from January 1, 2019 to December 31, 2019 is as follows:

	Number of Options						Options Weighted Average Exercise Price
	2004 EMI Plan	2004 Stock Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan	2004 EMI Plan	2004 Stock Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan
Outstanding - December 31, 2018	100,250	250,000	6,416,387	2,358,244	6,918,757	5,220,581	$0.05	$0.05	$0.02	$0.04	$0.86	$0.22

of which exercisable	100,250	250,000					$0.05	$0.05
Granted			273,104		8,909,110	1,113,924			$0.01		$1.23	$1.25
Lapsed	(31,250)				(921,542)	(82,247)

Outstanding - December 31, 2019	69,000	250,000	6,689,491	2,358,244	14,906,325	6,252,258	$0.03	$0.05	$0.02	$0.04	$1.07	$0.41

of which exercisable	69,000	250,000	5,978,922	803,066			$0.03	$0.05

The aggregate intrinsic value, and the weighted-average remaining contractual term, of options as at December 31, 2019 was as follows: -

	2004 EMI Plan	2004 Stock Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan
As at December 31, 2019
Aggregate intrinsic value	$842	$6,200	$1,660,131	$106,286	$1,705,741	$3,607,561
of which exercisable	$842	$6,200			—

Weighted average remaining contractual term	1.6	1.6	5.7	5.7	5.7	5.7
of which exercisable (in years)	1.6	1.6			—

During the year ended December 31, 2019, options were granted over 273,104 shares of Series D2 Preferred Stock under the 2012 EMI Plan (during the year ended December 31, 2018 – Nil) at a weighted average exercise price of $0.0062 per share.

The weighted average exercise price for options granted under the 2015 Stock Plan in the year ended December 31, 2019 was $1.25, and the exercise price for options granted under the 2015 EMI Plan was $1.25.

No options from the 2004 EMI Plan were exercised in the year ended December 31, 2019

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

A summary of the status of the Company’s non-vested options as of December 31, 2019 is set out below: -

	Number of Options
	2004 EMI Plan	2004 Stock Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan
Non-vested Options - January 1, 2019	0	0		0	2,938,158	1,033,867

Granted in year			273,104		8,909,110	1,113,924
Vested in year					(1,557,133)	(657,793)
Lapsed or expired in year					(921,542)	(82,247)
Adjustment

Non-vested Options - December 31, 2019	0	0	273,104	0	9,368,593	1,407,751

	Weighted-Average Grant-Date Fair Value
	2004 EMI Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan
Non-vested Options - January 1, 2019				$0.06	$0.65

Granted in year		$4.89		$0.15	$0.14
Vested in year		$4.89		$0.11	$0.09
Lapsed or expired in year				$0.07	$0.02
Adjustment

Non-vested Options - December 31, 2019				$0.11	$0.58

The stock compensation expense included within operating expenses in the income statement in accordance with ASC 718-10 in the year ended December 31, 2019 was $31,075,082 (year ended December 31, 2018 - $663,416).

The total unrecognized compensation cost related to non-vested options granted under each plan was as follows: -

	2004 EMI Plan	2004 Stock Plan	2012 EMI Plan	2012 Stock Plan	2015 EMI Plan	2015 Stock Plan
As at December 31, 2019
Total unrecognized compensation cost	—	—	$3,359,457	$7,067,946	$1,680,026	$3,447,724
Expected weighted-average period of write-off (in years)	—	—	4.0	4.0	4.0	4.0

Cash received from option exercise under all share-based payment arrangements for the year ended December 31, 2019 was $NIL. No actual tax benefit was realized in the financial statements for the tax deductions from option exercise of the share-based payment arrangements for the years ended December 31, 2019.

At December 31, 2019 there were 2,490,775 preferred stock warrants outstanding and exercisable at an exercise price of $0.2168 per share. The warrants entitle the holders to either Series Preferred C-1 or any subsequent class of preferred stock (currently Series D Preferred).

Common Stock—The Company has reserved the following shares of authorized but unissued common stock as of December 31, 2019: -

Options reserved and available for grant	16,547,469

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

13.	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2019, there were no transactions with related parties.

14.	COMMITMENTS AND CONTINGENCIES

Lease arrangements

On March 16, 2006, the Company entered into a lease of one suite of offices in Palo Alto, California. In June 2019, the lease was updated to a 3 year contract with an early termination option after 18 months.

On October 5, 2015, the UK Subsidiary signed a lease agreement for a premises on the Cambridge Science Park. The lease lasts for 15 years but the UK subsidiary has the option to terminate the lease after 10 years. On November 22, 2019, the UK subsidiary entered into a legally binding contract with a third party to transfer to such third party the residue of the term of years remaining on the lease and on January 6, 2020 the UK Subsidiary completed the assignment of the lease.

On August 2, 2019, the UK Subsidiary signed a lease agreement for new premises on the Cambridge Science Park. The lease lasts for 15 years but the UK subsidiary has the option to terminate the lease after 10 years. The rental period commences after a fifteen month rent holiday.

Included below are the amounts payable under these leases until termination. The total future minimum lease payments, for non-cancelable operating leases for all facilities within the Company are as follows:

Fiscal Year	2019 $
2020	643,761
2021	2,326,995
2022	2,122,281
2023	2,081,338
2024	2,081,338
Thereafter	9,662,558

Total future minimum lease payments	18,918,271

Total annual rental expense under operating leases for the year ended December 31, 2019 was $1,519,113.

Commitments

In April 2017, the UK subsidiary entered into a 3-year flexible spend account contract with a third party worth $3,000,000, payable in 12 equal quarterly installments, within which it is able to purchase intellectual property used in its chip development activities, as well as pay its product royalty obligations. As of December 31, 2019, the UK subsidiary had paid $2,750,000 on this contract, leaving $250,000 payable in future years, of which $250,000 is payable within one year.

In November 2018, the UK subsidiary entered into a 3-year contract with a third party worth $5,692,050, payable in 12 equal quarterly installments, in order to purchase intellectual property used in its chip development activities. As of December 31, 2019, the UK subsidiary had paid $2,371,689 on this contract, leaving $3,320,361 payable in future years, of which $1,897,352 is payable within one year and $1,423,009 is payable between one and five years.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Indemnification Provisions

In the ordinary course of business, the Company enters into contractual arrangements under which it agrees to provide indemnification of varying scope and terms to business partners and other parties with respect to losses arising out of the breach of such agreements. In addition, on occasions the Company will agree to provide indemnification with respect to losses arising out of intellectual property infringement claims made by third parties. In these circumstances, payment may be conditional on the other party making a claim pursuant to the procedures specified in the particular contract. Further, the Company’s obligations under these agreements may be limited in terms of time and/or amount, and in some instances, the Company may have recourse against third parties for certain payments.

It is not possible to determine the maximum potential loss under these indemnification provisions due to our limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation.

To date, no significant costs have been incurred, either individually or collectively, in connection with our indemnification provisions.

Contingencies

In the event of a sale of the Company or an IPO, Clydesdale has the evergreen right to an Exit Fee of 1.75% of the excess of net sales proceeds over $80M. This right arises as a result of a Loan agreement signed with Clydesdale in July 2012. The Director’s good faith estimate of this contingency is $5.5M.

15.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through October 09, 2020, the date of issuance of these consolidated financial statements and identified the following subsequent events.

COVID-19

The Group

The health and welfare of the Company’s employees is of paramount importance. Travel by employees has been restricted to only those trips that are business-critical and customer visits to our facilities will only be allowed if they too are deemed to be business-critical. The Company’s development and support activities are currently unaffected by this situation. The Company has furloughed no employees.

Following a successful trial to test IT infrastructure, “working from home” has been encouraged where this is practicable and, as a result, over 90% of the Company’s employees and service providers are currently working from home. There may be some loss of efficiency and project slippage as a result of “working from home”, however this is difficult to quantify.

Supply Chain

The Company is in regular contact with its supply chain partners, who have reported no material impact due to COVID-19. They are taking extra precautions including prohibiting travel by their employees, customer visits to their facilities and performing temperature checks on all employees entering their facilities. The Company’s device production has been largely unaffected by this situation and its supply chain partners have continued to run full shifts, although recent lock-down policies by certain governments in Asia may cause this situation to change. Raw material supplies have been unaffected and transportation between supply chain partners has seen some small delays, but this has not impacted the Company’s ability to supply products to its customers on schedule.

DISPLAYLINK CORP

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2019

Customers

The Company’s bookings and shipment for the six months ended June 30, 2020 have exceeded budget for the six months to June 30, 2020. Bookings for the remainder of 2020 are in line with management expectations. With many businesses encouraging “working from home”, the short-term demand for laptops is expected to rise and, with this, the sale of the Company’s products. Over time, the Company may be affected by a slow-down in the global economy that results from this pandemic, but it is not possible, at this stage to quantify this.

ACQUISITION

On July 31, 2020, Synaptics Incorporated ”Synaptics” completed the previously announced merger of Falcon Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Synaptics (“Merger Sub”) with and into DisplayLink Corp., a Washington corporation (“DisplayLink”), with DisplayLink continuing as the surviving corporation and a wholly owned subsidiary of Synaptics (the “Merger”). Synaptics completed the Merger pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Synaptics, Merger Sub, DisplayLink, certain holders of equity securities of DisplayLink that became parties to the Merger Agreement by execution of a Joinder (the “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Sellers. The aggregate consideration for the Merger consisted of $305 million in cash, subject to purchase price adjustments at the closing and post-closing. As part of the merger, all outstanding and eligible share options were either exercised and therefore acquired by Synaptics in exchange for consideration or cancelled in exchange for cash consideration, dependent on option scheme. All remaining ineligible share options lapsed and were cancelled. All warrants were settled as part of the merger, the consideration for settlement of the warrants was $2.6 million. The contingent liability with respect to Clydesdale was also settled for $5.5 million.

DIVIDENDS

On September 18, 2020 the Directors declared and approved a dividend of £113,289,805 which is expected to be partly paid in cash and partly used to settle intercompany loan agreements. Directors expect the dividend to be fully paid within one year from the declaration date.